As filed with the Securities and Exchange Commission on February 15, 2008
Registration No. 333-149011

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
HORIZON LINES, INC.
(Exact name of registrant as specified in Its Charter)

Delaware	4400	74-3123672
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Bankruptcy Code Number)	Identification Number)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(704) 973-7000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)
M. Mark Urbania, Chief Financial Officer
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(704) 973-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Jason H. Scott, Esq.	Robert S. Zuckerman, Esq.
McGuireWoods LLP	General Counsel
100 North Tryon Street, Suite 2900	Horizon Lines, Inc.
Charlotte, NC 28202	4064 Colony Road, Suite 200
Ph: (704) 373-8999	Charlotte, NC 28211
Fax: (704) 353-6181	Ph: (704) 973-7000
Fax: (704) 973-7010
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

DEREGISTRATION OF SECURITIES
     On February 1, 2008, Horizon Lines, Inc. (the “Registrant”) filed with the Securities and Exchange Commission an automatically effective registration statement on Form S-3, File No. 333-149011 (the “Registration Statement”), which registered $330,000,000 aggregate principal amount of the Registrant’s 4.25% convertible senior notes due 2012 (the “Notes”) and shares of the Registrant’s common stock, par value $0.01, issuable upon conversion of the Notes (together with the Notes, the “Securities”). The offering contemplated by the Registration Statement has terminated due to the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking made by the Registrant in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, State of North Carolina, on February 15, 2008.

HORIZON LINES, INC.

By:	/S/ Charles G. Raymond

Charles G. Raymond Chairman of the Board, President and Chief Executive Officer
Pursuant to the requirements of this Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Charles G. Raymond Charles G. Raymond	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 15, 2008
/S/ M. Mark Urbania M. Mark Urbania	Executive Vice President (principal financial officer and principal accounting officer)	February 15, 2008
* James G. Cameron	Director	February 15, 2008
* Vernon E. Clark	Director	February 15, 2008
* Dan A. Colussy	Director	February 15, 2008
Ernie L. Danner	Director
* James W. Down	Director	February 15, 2008
* William J. Flynn	Director	February 15, 2008

* Francis Jungers	Director	February 15, 2008
* Alex Mandl	Director	February 15, 2008
* Norman Y. Mineta	Director	February 15, 2008
* Thomas P. Storrs	Director	February 15, 2008

* By:	/S/ M. Mark Urbania

M. Mark Urbania Pursuant to Power of Attorney